Exhibit 99.1

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of STEC, Inc., a corporation incorporated under the laws of California (the “Company”);

WHEREAS, (i) Balch Hill Partners, L.P., a Delaware limited partnership (the “Balch Hill Partnership”), (ii) Balch Hill Capital, LLC, a Delaware limited liability company (“Balch Hill”), (iii) Simon Michael (“Mr. Michael” and, together with the Balch Hill Partnership and Balch Hill, the “Balch Hill Entities”), (iv) Potomac Capital Partners L.P., a Delaware limited partnership (“PCP I”), (v) Potomac Capital Management, L.L.C., a New York limited liability company (“Potomac Management I”), (vi) Potomac Capital Partners II, L.P., a Delaware limited partnership (“PCP II”), (vii) Potomac Capital Management II, L.L.C., a Delaware limited liability company (“Potomac Management II”), (viii) Potomac Capital Partners III, L.P., a Delaware limited partnership (“PCP III”), (ix) Potomac Capital Management III, L.L.C., a Delaware limited liability company (“Potomac Management III”), (x) Paul J. Solit (“Mr. Solit”), and (xi) Eric Singer (“Mr. Singer” and, together with PCP I, Potomac Management I, PCP II, Potomac Management II, PCP III, Potomac Management III, and Mr. Solit, the “Potomac Entities” and, together with the Balch Hill Entities, the “Group”) wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2013 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), for any other purpose as may be agreed by the members of the Group from time to time, and for taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, this 25th day of January 2013 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this agreement is in effect, none of the members of the Group shall purchase or sell securities of the Company or otherwise increase or decrease his/its economic exposure to securities of the Company if such member reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission) without using his/its reasonable efforts to give the other members of the Group at least 24 hours prior written notice.  Each member of the Group shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of his/its purchases or sales of securities (including derivative securities) of the Company or (ii) any securities (including derivative securities) of the Company over which he/it acquires or disposes of beneficial ownership.  Notice shall be given on the same day of each such transaction.

3.           Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.  Each of the undersigned shall unanimously agree on all decisions and activities of the Group.

4.           Balch Hill shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses.

5.           Each of the undersigned agrees that any SEC filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved jointly by Balch Hill and Potomac Management II, which approval shall not be unreasonably withheld.

6.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

7.           This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.           In the event of any dispute arising out of the provisions of this agreement or any of the parties’ investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York, County of New York.   Notwithstanding the foregoing, each of the Balch Hill Entities, on the one hand, and each of the Potomac Entities, on the other hand, agrees not to bring any lawsuit or claim against the other, based on or arising out of this agreement or the activities contemplated under this agreement, except for claims based on an actual breach by a party of the terms of this agreement.

9.           Balch Hill agrees to indemnify each of the Potomac Entities and hold each of them harmless against any and all third party claims of any nature arising from the activities contemplated under this agreement and any related transactions, irrespective of the outcome; provided, however, that none of the Potomac Entities shall be entitled to indemnification for claims arising from their violation of U.S. securities laws, criminal actions, or material breach of the terms of this agreement.

10.           The terms and provisions of this agreement may not be modified, waived or amended without the written consent of each of the parties hereto.  Notwithstanding anything to the contrary contained herein, this agreement may be amended, without the written consent of each of the parties hereto, to add any person or entity as a party hereto, which shall become effective upon execution of an appropriate joinder agreement signed by such person or entity and Balch Hill and Potomac Management II.

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11.           The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 4 and Section 8 which shall survive any termination of this agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties.  Notwithstanding the foregoing, any party hereto may terminate his/its obligations under this agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

12.           Each party acknowledges that Olshan shall act as counsel for both the Group, each of the members of the Group and their respective Affiliates relating to their investment in the Company.

13.           Each of the undersigned parties hereby agrees that this agreement, excluding any exhibits, shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be executed as of the day and year first above written.

BALCH HILL PARTNERS, L.P.

By:	Balch Hill Capital, LLC General Partner

By:	/s/ Simon J. Michael
	Name:	Simon J. Michael
	Title:	Manager

BALCH HILL CAPITAL, LLC

By:	/s/ Simon J. Michael
	Name:	Simon J. Michael
	Title:	Manager

/s/ Simon J. Michael
SIMON J. MICHAEL

POTOMAC CAPITAL PARTNERS L.P.

By:	Potomac Capital Management, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL PARTNERS II, L.P.

By:	Potomac Capital Management II, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT II, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS III, L.P.

By:	Potomac Capital Management III, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT III, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT

/s/ Eric Singer
ERIC SINGER